UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

HAMMER TECHNOLOGY HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-153968	98-1032170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6151 Lake Osprey Drive, Suite 300
 Sarasota, Florida, United States 34240
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (941) 306-3019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 3, 2025,  Hammer Fiber Optics Holdings Corp. (the "Company") amended its Articles of Incorporation, as amended (the "Articles of Incorporation"), to effect a change of the Company's name from ""Hammer Fiber Optics Holdings Corp." to "Hammer Technology Holdings Corp." (the "Name Change"). The Name Change became effective on September 3, 2025.

The Name Change does not affect the Company's ticker symbol (HMMR) or the CUSIP number for the Company's outstanding shares of common stock. Outstanding stock certificates for shares of the Company are not affected by the name change and continue to be valid and need not be exchanged. Other than the name change, there were no changes to the Company's articles of incorporation.

A copy of the certificate of amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada to affect the Name Change is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

3.1	Certificate of Amendment to Articles of Incorporation, dated September 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Technology Holdings Corp.

Dated: September 11, 2025

/s/ Mark Stogdill
Name: Mark Stogdill Title: Principal Financial Officer